Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7103
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2018 FIRST QUARTER AND
UPDATES ITS FISCAL 2018 GUIDANCE

Melville, New York – December 6, 2017 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the first fiscal quarter ended October 31, 2017 and updated its fiscal 2018 guidance.

Fiscal 2018 First Quarter Highlights

•	Net sales were $121.6 million.

•	Bookings were $165.7 million and Comtech achieved a company-wide book-to-bill ratio (a measure defined as bookings divided by net sales) of 1.36.

•	As of October 31, 2017, the Company had backlog of $490.4 million.

•
GAAP operating income was $0.2 million and GAAP net loss was $1.7 million, or $0.07 per diluted share. Comtech’s first quarter 2018 financial results do not include the benefit of $2.5 million of BFT-1 intellectual property license fees that Comtech earned in the first quarter of fiscal 2017 supporting the U.S. Army’s Blue Force Tracking Program.

•
Adjusted EBITDA was $9.6 million for the three months ended October 31, 2017. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined in the below table.

•	Comtech generated cash flows from operating activities of $6.5 million.

•	Comtech paid cash dividends of $2.5 million to its common stockholders.

•	As of October 31, 2017, the Company had $42.5 million of cash and cash equivalents.

In commenting on Comtech’s performance during the first quarter of fiscal 2018 and Comtech’s fiscal 2018 guidance, Fred Kornberg, President and Chief Executive Officer, stated “Fiscal 2018 is off to a good start and our first quarter results exceeded our expectations. During the quarter, we received a number of large strategic orders and experienced strong order flow across many of our product lines. Based on our current business momentum, fiscal 2018 is beginning to look like a very strong year.”

2018 Fiscal Year Financial Targets

•	Comtech is still targeting a revenue goal with a range of approximately $550.0 million to $575.0 million.

•	Comtech is increasing its GAAP diluted EPS goal to a new range of $0.44 to $0.46, as compared to a prior range of $0.41 to $0.44.

•
Comtech is increasing its Adjusted EBITDA goal to a new range of $69.0 million to $73.0 million, as compared to a prior range of $68.0 million to $72.0 million. If order flow remains strong and Comtech is able to achieve all of its fiscal 2018 business goals, it is possible that Adjusted EBITDA in fiscal 2018 could exceed the $70.7 million it achieved in fiscal 2017.

•
In line with Comtech’s original 2018 Fiscal Year Financial Targets, given the straight-line amortization expense associated with intangible assets with finite lives, on a GAAP basis, Comtech expects to report an operating loss and net loss in the second quarter of fiscal 2018, with each of the third and fourth quarters of fiscal 2018 achieving operating income and net income.

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•
Based on the anticipated timing of shipments and performance related to orders currently in its backlog and the timing of expected new orders, net sales for the second quarter of fiscal 2018 are expected to be slightly higher than the level Comtech achieved in its most recent fiscal quarter but lower than its second quarter of fiscal 2017. Adjusted EBITDA for Comtech’s second quarter of fiscal 2018 is expected to approximate the $9.6 million it achieved in its first quarter of fiscal 2018.

•	Comtech’s fourth quarter of fiscal 2018 is expected to be the peak quarter - by far - for consolidated net sales, GAAP operating income, GAAP net income and Adjusted EBITDA.

•
Comtech’s 2018 Fiscal Year Financial Targets do not include $6.7 million of BFT-1 intellectual property license fees that Comtech earned in fiscal 2017 supporting the U.S. Army’s Blue Force Tracking Program.

Additional information about the Company’s fiscal 2018 guidance is included in the Company’s first quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, December 7, 2017. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 342-8591 (domestic), or (203) 518-9822 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 753-5207 or (402) 220-2156. In addition, an updated investor presentation, including earnings guidance, is available on the Company's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with the Company's recent launch of HEIGHTSTM Dynamic Network Access Technology; changing customer demands; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's and TCS's legacy legal proceedings, customer claims for indemnification and other similar matters; risks associated with the Company’s obligations under its Secured Credit Facility, as amended; risks associated with the Company's large contracts; the impacts of any potential reform of the Internal Revenue Code which is currently being debated amongst members of the U.S. Presidential administration and Congress; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended October 31,
	2017	2016

Net sales	$121,569,000	$135,786,000
Cost of sales	73,853,000	83,678,000
Gross profit	47,716,000	52,108,000

Expenses:
Selling, general and administrative	28,475,000	32,685,000
Research and development	13,750,000	14,096,000
Amortization of intangibles	5,269,000	6,055,000
	47,494,000	52,836,000

Operating income (loss)	222,000	(728,000)

Other expenses (income):
Interest expense	2,588,000	3,325,000
Interest (income) and other	39,000	(2,000)

Loss before benefit from income taxes	(2,405,000)	(4,051,000)
Benefit from income taxes	(745,000)	(1,562,000)

Net loss	$(1,660,000)	$(2,489,000)

Net loss per share:
Basic	$(0.07)	$(0.11)
Diluted	$(0.07)	$(0.11)

Weighted average number of common shares outstanding – basic	23,797,000	23,385,000

Weighted average number of common and common equivalent shares outstanding – diluted	23,797,000	23,385,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.10	$0.30
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	October 31, 2017	July 31, 2017
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$42,507,000	41,844,000
Accounts receivable, net	113,943,000	124,962,000
Inventories, net	70,191,000	60,603,000
Prepaid expenses and other current assets	15,302,000	13,635,000
Total current assets	241,943,000	241,044,000
Property, plant and equipment, net	31,401,000	32,847,000
Goodwill	290,633,000	290,633,000
Intangibles with finite lives, net	256,602,000	261,871,000
Deferred financing costs, net	2,850,000	3,065,000
Other assets, net	2,803,000	2,603,000
Total assets	$826,232,000	832,063,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,512,000	29,402,000
Accrued expenses and other current liabilities	63,103,000	68,610,000
Dividends payable	2,351,000	2,343,000
Customer advances and deposits	22,668,000	25,771,000
Current portion of long-term debt	16,135,000	15,494,000
Current portion of capital lease obligations	2,064,000	2,309,000
Interest payable	69,000	282,000
Total current liabilities	136,902,000	144,211,000
Non-current portion of long-term debt, net	175,193,000	176,228,000
Non-current portion of capital lease obligations	1,293,000	1,771,000
Income taxes payable	2,550,000	2,515,000
Deferred tax liability, net	20,024,000	17,306,000
Customer advances and deposits, non-current	8,695,000	7,227,000
Other liabilities	5,556,000	2,655,000
Total liabilities	350,213,000	351,913,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 38,640,511 shares and 38,619,467 shares at October 31, 2017 and July 31, 2017, respectively	3,864,000	3,862,000
Additional paid-in capital	532,940,000	533,001,000
Retained earnings	381,064,000	385,136,000
	917,868,000	921,999,000
Less:
Treasury stock, at cost (15,033,317 shares at October 31, 2017 and July 31, 2017)	(441,849,000)	(441,849,000)
Total stockholders’ equity	476,019,000	480,150,000
Total liabilities and stockholders’ equity	$826,232,000	832,063,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other expense, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, settlement of intellectual property litigation, acquisition plan expenses or strategic alternatives analysis expenses and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below table, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2018 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended October 31,		Fiscal Year
	2017	2016	2017
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(1,660,000)	(2,489,000)	$15,827,000
(Benefit from) provision for income taxes	(745,000)	(1,562,000)	9,654,000
Interest (income) and other expense	39,000	(2,000)	(68,000)
Interest expense	2,588,000	3,325,000	11,629,000
Amortization of stock-based compensation	747,000	970,000	8,506,000
Amortization of intangibles	5,269,000	6,055,000	22,823,000
Depreciation	3,346,000	3,749,000	14,354,000
Settlement of intellectual property litigation	—	—	(12,020,000)
Adjusted EBITDA	$9,584,000	10,046,000	$70,705,000

ECMTL
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